                                                                         Exhibit 11

                              Unitrode Corporation
          Computation of Primary and Fully Diluted Earnings per Share



Three months ended                                    July 29, 1995   July 30, 1994
-----------------------------------------------------------------------------------
Net income                                              $ 4,174,458     $ 1,214,037
                                                        ===========     ===========

Primary earnings per share:
---------------------------
Weighted average of common shares outstanding            11,414,307      12,005,346
Equivalent shares arising from the assumed
  exercise of stock options                                 400,364         365,132
                                                        -----------     -----------
Weighted average of common and common
  equivalent shares outstanding                          11,814,671      12,370,478
                                                        ===========     ===========

Net income                                              $       .35     $       .10
                                                        ===========     ===========

Fully diluted earnings per share:
---------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                       11,814,671      12,370,478
Incremental shares to reflect full
  dilution                                                   65,317(1)           88(1)
                                                        -----------     -----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                               11,879,988      12,370,566
                                                        ===========     ===========

Net income                                              $       .35     $       .10
                                                        ===========     ===========


(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

                              Unitrode Corporation
          Computation of Primary and Fully Diluted Earnings per Share


Six months ended                                    July 29, 1995     July 30, 1994
-----------------------------------------------------------------------------------
Net income                                            $ 7,973,292       $ 3,092,303
                                                      ===========       ===========

Primary earnings per share:
---------------------------
Weighted average of common shares outstanding          11,552,078        12,226,253
Equivalent shares arising from the assumed
  exercise of stock options                               380,546           379,577
                                                      -----------       -----------
Weighted average of common and common
  equivalent shares outstanding                        11,932,624        12,605,830
                                                      ===========       ===========


Net income                                            $       .67       $       .25
                                                      ===========       ===========

Fully diluted earnings per share:
---------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                     11,932,624        12,605,830
Incremental shares to reflect full
  dilution                                                 53,375(1)          7,835(1)
                                                      -----------       -----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                             11,985,999        12,613,665
                                                      ===========       ===========

Net income                                            $       .67       $       .25
                                                      ===========       ===========



(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
